As filed with the Securities and Exchange Commission on January 14,2000

                                                   Registration No. 333-
   =======================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ------------------------
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                       AMERICAN COUNTRY HOLDINGS INC.
           (Exact name of registrant as specified in its charter)

                 Delaware                               06-0995978
         (State or other jurisdiction of             (I.R.S. Employer
         incorporation or organization)             Identification No.)

                      222 N. LaSalle Street, Suite 1600
                        Chicago, Illinois 60601-1105
                  (Address of principal executive offices)


                               (312) 456-2000
                       (Registrant's telephone number)

                       AMERICAN COUNTRY HOLDINGS INC.
                      2000 EMPLOYEE STOCK PURCHASE PLAN
                          (Full title of the plan)

                              MARTIN L. SOLOMON
                    PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       AMERICAN COUNTRY HOLDINGS INC.
                      222 N. LASALLE STREET, SUITE 1600
                        CHICAGO, ILLINOIS 60601-1105
                   (Name and address of agent for service)

                               (312) 456-2000
        (Telephone number, including area code, of agent for service)

                               With a copy to:

                              STUART L. GOODMAN
                            SCHIFF HARDIN & WAITE
                              6600 SEARS TOWER
                        CHICAGO, ILLINOIS 60606-6473
                               (312) 258-5711

                     -----------------------------------


                       CALCULATION OF REGISTRATION FEE

                                                                 PROPOSED           PROPOSED
                                                  AMOUNT         MAXIMUM             MAXIMUM           AMOUNT OF
                                                  TO BE       OFFERING PRICE        AGGREGATE        REGISTRATION
      TITLE OF SECURITIES TO BE REGISTERED      REGISTERED     PER SHARE(1)     OFFERING PRICE(1)       FEE(1)
      ------------------------------------      ----------    --------------    -----------------    ------------
      Common Stock, par value $.01 per
      share                                     $1,500,000         $.88              $1,320,000         $348.48

      Interests in the Plan                        (2)             (2)                 (2)                (2)


   (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, based on $.88, the average of the high and low sales prices of the Common Stock on the Nasdaq National Market
        ("NASDAQ") on January 12, 2000.

   (2) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the American Country Holdings Inc. 2000 Employee Stock Purchase Plan for which no separate fee is required.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


   ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents which have been filed by American Country Holdings Inc. (the "Registrant") are incorporated herein by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

        (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999 and September 30, 1999; and

        (c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A, filed with the Commission on November 23, 1993, as amended by the description of the change in par value of the Common Stock contained in the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997, filed with the Commission on November 14, 1997.

        All documents subsequently filed by the Registrant and/or the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

   ITEM 4.   DESCRIPTION OF SECURITIES.

             Not applicable.

   ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

             Not applicable.

   ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant is empowered by Section 145 of the Delaware General Corporation Law, subject to the procedures and limitations stated therein, to indemnify any person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in the defense of any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the Registrant, or serving or having served at the request of the Registrant as a director, officer, employee or agent of another enterprise. The statute provides that this indemnification is not exclusive of other rights of indemnification to which a person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise.

        Article EIGHTH of the Registrant's Amended and Restated
   Certificate of Incorporation and Article VII, Section 7 of the
   Registrant's By-Laws, as amended, provide for indemnification of the Registrant's directors, officers, agents and employees to the fullest extent permissible under applicable law.

   ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

             Not applicable.

   ITEM 8.   EXHIBITS.

        The exhibits filed herewith or incorporated by reference herein are set forth in the Exhibit Index filed as part of this registration statement.

   ITEM 9.   UNDERTAKINGS.

        The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or
   Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 21st day of December, 1999.

                                      AMERICAN COUNTRY HOLDINGS INC.
                                                (Registrant)


                                      By:  /s/ Martin L. Solomon
                                           -------------------------
                                           Martin L. Solomon
                                           Chairman of the Board,
                                           President, Chief Executive
                                           Officer and Director

        Each person whose signature appears below hereby constitutes and appoints Martin L. Solomon, the true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



     SIGNATURE                                  TITLE                                               DATE
     ---------                                  -----                                               ----

     /s/ Martin L. Solomon                      Chairman of the Board, President, Chief       December 21, 1999
     ---------------------------------          Executive Officer and Director
     Martin L. Solomon                          (Principal Executive Officer)


     /s/ Edwin W. Elder                         Director and Acting Treasurer/Controller      December 21, 1999
     ---------------------------------          (Principal Financial Officer and
     Edwin W. Elder                             Principal Accounting Officer)





                                                                6







     /s/ William J. Barrett                     Director                                      December 21, 1999
     --------------------------------
     William J. Barrett


     /s/ John G. McMillan                       Director                                      December 21, 1999
     --------------------------------
     John G. McMillan


     /s/ Wilmer J. Thomas, Jr.                  Director                                      December 21, 1999
     --------------------------------
     Wilmer J. Thomas, Jr.









































                                                                7


        THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the 2000 Employee Stock Purchase Plan Committee, as administrator for the Plan, has duly caused this Registration
   Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on this 21st day of December, 1999.

                            AMERICAN COUNTRY HOLDINGS INC.
                            2000 EMPLOYEE STOCK PURCHASE PLAN COMMITTEE


                            By:  /s/ William J. Barrett
                                 ----------------------------------------
                                 William J. Barrett
                                 Committee Member


                                 /s/ Martin L. Solomon
                                 ----------------------------------------
                                 Martin L. Solomon
                                 Committee Member

































                                             8


                                EXHIBIT INDEX


   EXHIBIT
   NUMBER                        EXHIBIT
   -------                       -------

       5               Opinion of Schiff Hardin & Waite.

     23.1              Consent of PricewaterhouseCoopers LLP.

     23.2 Consent of Schiff Hardin & Waite (contained in its opinion filed as Exhibit 5).

     24 Powers of Attorney (as set forth in the signature pages hereto).



































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